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                                                                   EXHIBIT 3 (a)


                     THIRD AMENDED ARTICLES OF INCORPORATION

                                       OF

                             SIFCO INDUSTRIES, INC.



         FIRST: The name of said corporation shall be SIFCO INDUSTRIES, INC.

         SECOND: Said corporation is to be located at Cleveland, in Cuyahoga County, Ohio.

         THIRD: Said corporation is formed for the purpose of carrying on a general manufacturing business within and without the State of Ohio, including the forging, casting, machining, manufacturing, selling and treating of metals and metal products, and the manufacture and sale of compounds for the treating of metals, and the manufacturing, building, forging, casting and machining various metals and metal parts, accessories, patterns, dies, tools, and all other metal products of every kind and description, and the manufacturing of all such other products as may be incidental thereto.

         As incidental thereto and in connection therewith, said corporation is to have and exercise all the powers now or hereafter conferred by the laws of the State of Ohio upon similar corporations, and in addition thereto and not in limitation thereof, to purchase, lease, erect or otherwise acquire, exchange, sell, let, mortgage, assign, transfer, pledge, or otherwise dispose of, own, maintain, develop and improve any and all property, real, personal or mixed, including plants, depots, factories, warehouses, stores, buildings and other structures necessary to effect the purpose for which it is created; to acquire the good will, rights and property, and to take over the whole or any part of the assets and liabilities of any person, firm, association or corporation; to purchase or otherwise acquire and hold shares of stock in other corporations, domestic or foreign; to from time to time as it may be lawful so to do, sell, lease, assign, mortgage, pledge, transfer or otherwise dispose of any or all of its property; to from time to time as it may be lawful so to do, borrow money for the purposes of the corporation and to issue, sell or pledge bonds, notes, debentures and other obligations, and to secure the same by pledge or mortgage of the whole or any part of the property or assets of the corporation, either real or personal; to apply for, obtain, register, lease, or otherwise acquire and to hold, own, use and operate, and to sell, assign and grant licenses in respect of, or otherwise dispose of and deal with and turn to account any and all inventions, improvements, formulae, processes, trademarks, trade-names, copyrights, letters patent of the United States and of any and all foreign governments and incorporeal rights of all kinds; and to do any and all such other lawful things as may be necessary, useful or desirable in the judgment of the corporation to carry out its business or to enhance the value of the corporation's property or business.


         FOURTH: The number of shares which the Corporation is authorized to have outstanding is 11,000,000 consisting of 1,000,000 Serial Preferred Shares without Par Value (hereinafter called "Serial Preferred Shares") and 10,000,000 Common Shares of the Par Value of $1.00 each (hereinafter called "Common Shares").

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      Except as otherwise determined by the Board of Directors, no holder of shares in this Corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of the Corporation, or any obligation convertible into or exchangeable for shares of the Corporation, whether now or hereafter authorized, which the Corporation may at any time issue or sell or offer for sale.

      Serial Preferred Shares and Common Shares shall have the following express terms:

                                   DIVISION A

                  EXPRESS TERMS OF THE SERIAL PREFERRED SHARES

      SECTION 1. The Serial Preferred Shares may be issued from time to time in one or more series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 7, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

         (a) The designation of the series, which may be by distinguishing number, letter or title.

         (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

         (c)      The annual dividend rate of the series.

         (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

         (e) The redemption rights and price or prices, if any, for shares of the series.

         (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

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         (h)      Whether the shares of the series shall be convertible into
                  Common Shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

         (i) Restrictions (in addition to those set forth in Sections 5(b) and 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

      The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each series, the matters described in clauses (a) to (i), both inclusive, of this Section 1.

      SECTION 2. The holders of Serial Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Shares for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

      SECTION 3. In no event so long as any Serial Preferred Shares shall be outstanding shall any dividends, except a dividend payable in Common Shares or other ranking junior to the Serial Preferred Shares, be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares ranking junior to the Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Serial Preferred Shares be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Serial Preferred Shares received by the Corporation subsequent to January 1,
1969):

         (a) Unless all accrued and unpaid dividends on Serial Preferred Shares, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

         (b) Unless there shall be no arrearages with respect to the redemption of Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

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      SECTION 4. (a) The holders of Serial Preferred Shares of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Serial Preferred Shares, the amounts fixed with respect to the shares of such series in accordance with Section 1 of this Division; plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding Serial Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

      After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

         (b) The merger or consolidation of the Corporation into or with any other corporation or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

      SECTION 5. (a) The holders of Serial Preferred Shares shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and except as otherwise provided herein or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters.

      If, and so often as, the Corporation shall be in default in the payment of ten (10) full quarterly dividends (whether or not consecutive) on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Shares of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than fifty percent (50%) of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

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      In the event of default entitling the holders of Serial Preferred Shares to elect two (2) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least fifteen percent (15%) of the Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect Directors, the holders of fifty percent (50%) of the then outstanding Serial Preferred Shares of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as hereinabove provided.

         (b) The affirmative vote of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

                  (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that, for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Serial Preferred Shares or of any shares of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Shares at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

                  (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Shares; or

                  (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Shares then outstanding except in accordance with a stock purchase offer to all holders of record of Serial Preferred Shares,

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                  unless all dividends upon all Serial Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

         (c) The affirmative vote of the holders of at least a majority of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

                  (i) The consolidation of the Corporation with or its merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to the Serial Preferred Shares except the same number of shares ranking prior to the Serial Preferred Shares and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Shares immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation or the redemption price of such shares; or

                  (ii) The authorization of any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorized number of Serial Preferred Shares.

      SECTION 6. The holders of Serial Preferred Shares shall have no pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the corporation, whether now or hereafter authorized.

      SECTION 7.  For the purpose of this Division A:

      Whenever reference is made to shares "ranking prior to the Serial Preferred Shares" or "on a parity with the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or, winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preferred Shares.

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                                   DIVISION B

                       EXPRESS TERMS OF THE COMMON SHARES

      The Common Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof. Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall be entitled to one vote for each share upon all matters presented to the shareholders.

         FIFTH: The Corporation, by action of its Board of Directors, may purchase any issued shares of the Corporation.


         SIXTH: These Third Amended Articles of Incorporation supersede the heretofore existing Amended Articles of Incorporation.

         SEVENTH: No holder of shares of the Corporation shall be entitled to vote cumulatively in the election of the directors of the Company.



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